Exhibit 10.1

SUBLEASE

THIS SUBLEASE (“Sublease”) is made as of August 7, 2013 (the “Effective Date”), by and between ACCURIDE CORPORATION, a Delaware corporation (“Sublandlord”), and MENLO LOGISTICS, INC., a Delaware corporation (“Subtenant”).

WITNESSETH

WHEREAS, pursuant to that certain Agreement of Lease dated January 5, 2009, between I-65 Corridor 1, LLC, an Indiana limited liability company (the “Prime Landlord”) and Sublandlord (the “Prime Lease”), Sublandlord leased from Prime Landlord (i) approximately 364,000 square feet of space (the “Sublease Premises”) in the warehouse/distribution building (the “Building”) located on the Real Property (as defined in the Prime Lease) at 5100 S. Indianapolis Road, Whitestown, Indiana and (ii) the Parking Area (as defined in the Prime Lease), all as more particularly described and set forth in the Prime Lease;

WHEREAS, Subtenant has identified Subtenant's customer to Sublandlord (the "Customer"), which Customer has entered into a contract with Subtenant for the Customer's warehousing and distribution of Customer's merchandise (the "Contract");

WHEREAS, Sublandlord now desires to sublease to Subtenant and Subtenant desires to sublease from Sublandlord the entire Sublease Premises and the Parking Area for the warehousing and distribution of Customer's merchandise, subject to the terms and conditions of this Sublease;

WHEREAS, the Prime Lease prohibits Sublandlord from subletting the Sublease Premises without first obtaining Prime Landlord's prior written consent; hence, this Sublease is made subject to Sublandlord's obtaining the Consent of Prime Landlord and its Mortgagee as set forth in Section 11(g) and Exhibit C hereof; and

NOW, THEREFORE, upon and subject to the terms and conditions of this Sublease, and in consideration of the premises and the mutual agreements hereinafter set forth, Sublandlord and Subtenant, for themselves, their heirs, executors, legal representatives, successors and assigns, hereby covenant and agree as follows.

SECTION 1.

TERM

(a)   Premises; Sublease Term. On the terms and conditions hereinafter set forth, Sublandlord hereby subleases the Sublease Premises and the Parking Area to Subtenant and Subtenant hereby subleases the Sublease Premises and the Parking Area from Sublandlord. Unless otherwise agreed to in writing by Sublandlord and Subtenant, the term of this Sublease (the “Term”) shall commence on the earlier of (i) October 6, 2013, or (ii) the date that Sublandlord has completely vacated the Sublease Premises and the Parking Area and has ceased all of Sublandlord’s business operations therein (the “Commencement Date”) and continue to July 31, 2015, subject to the renewal terms and Subtenant’s termination option set forth below.  Upon determination of the Commencement Date, Sublandlord shall promptly provide written notice (the “Sublandlord Commencement Date Notice”) to Subtenant informing Subtenant of the exact date of the Commencement Date, which such Sublandlord Commencement Date Notice shall be a final determination of the Commencement Date.  Notwithstanding the foregoing, and provided such access does not interfere with Sublandlord’s operations or other activities in the Sublease Premises or Parking Area (as reasonably determined by Sublandlord) or the completion of the Subtenant Improvements (as hereinafter defined), Subtenant shall be allowed the access and use of those portions of the Sublease Premises as more particularly identified and depicted on the site plan attached hereto as Exhibit B no later than the “Subtenant Access Date” shown on such site plan for each applicable portion of the Sublease Premises (each such portion of the Sublease Premises identified and depicted on the site plan attached hereto as Exhibit B which Subtenant is granted access to on the “Subtenant Access Date” shown on such site plan is referred to herein as the “Interim Premises”).  No later than August 9, 2013, and provided such access does not interfere with Sublandlord’s operations or other activities in the Sublease Premises or Parking Area (as reasonably determined by Sublandlord) or the completion of the Subtenant Improvements, Subtenant shall also be allowed (i) the non-exclusive use of that portion of the Sublease Premises shown by cross-hatching on Exhibit B and identified as the “Non-Exclusive Area,” (ii) the exclusive access to and use of those certain docks of the Sublease Premises identified as 1, 2, 3, 4, 5 and 9 on Exhibit B, (iii) the exclusive use of thirty-nine (39) trailer parking areas on the south side of the Building in the Parking Area identified by Sublandlord, (iv) the non-exclusive, shared use of no more than twenty (20) employee parking spaces located in the Parking Area on the northwest corner of the Building, and (v) the non-exclusive and shared use of restrooms located in the northwest portion of the Sublease Premises until such time as those restrooms are removed, demolished or otherwise made inaccessible as a result of the performance of the Tenant Improvements.  In accessing and using the shared restroom areas, Subtenant agrees to adhere to Sublandlord’s safety requirements and regulations.  Beginning on August 9, 2013, Subtenant shall be also allowed the exclusive access to and use of those certain docks of the Sublease Premises identified as 6, 7 and 8 on Exhibit B.  During such early occupancy period of the Interim Premises or other portions of the Sublease Premises or Parking Area, all of the provisions of this Sublease shall be in full force and effect with respect to such portions of the Interim Premises or other portions of the Sublease Premises or Parking Area, except that Subtenant shall have no obligation to pay Base Rent hereunder.  In the event Sublandlord reasonably determines that Subtenant’s early occupancy of the Interim Premises or other portions of the Sublease Premises or Parking Area is interfering with Sublandlord’s operations or other activities in the remainder of the Sublease Premises, Sublandlord shall have the right, exercisable upon written notice to Subtenant, to revoke Subtenant’s right to access the remainder of the Interim Premises not yet occupied by Subtenant as well as expel Subtenant from any other portion of the Sublease Premises not included in the Interim Premises until the Commencement Date.  Upon delivery of any such notice of revocation or expulsion to Subtenant, Subtenant shall immediately cease all operations and activities within the remainder of the Interim Premises not yet occupied by Subtenant and the remainder of the Sublease Premises not included in the Interim Premises.  Sublandlord shall have the right, without the posting of a bond or similar security, to obtain a temporary restraining order or other injunctive relief restraining Subtenant’s activities within the remainder of the Interim Premises not yet occupied by Subtenant and the remainder of the Sublease Premises not included in the Interim Premises, with the costs (including reasonable attorneys’ fees) of successfully securing such restraining order or injunction to be borne by Subtenant.  Nothing contained herein shall be construed as prohibiting Sublandlord from pursuing any other remedy available to it under applicable law.

(b)   Renewal Option.  Provided no Event of Default (as hereinafter defined) then exists, Subtenant shall have the option to renew this Sublease for two (2) successive two (2) year terms at the Base Rent scheduled in Section 2 hereof and subject to all of the other terms and provisions of this Sublease, upon providing written notice to Sublandlord of its intent to do so ninety (90) days prior to the expiration of the initial Term or the then applicable renewal Term; provided, however, and notwithstanding the foregoing, the second two (2) year renewal Term, if exercised by Subtenant, shall expire on the date that is thirty (30) days prior to the Termination Date set forth and defined in the Prime Lease regardless of whether such expiration occurs before the end of such two (2) year renewal Term.  Sublandlord shall have no obligation to exercise any right of Sublandlord to extend the Term of the Prime Lease beyond the Termination Date.

(c)   Subtenant’s Termination Options; Release.

(i)   Subtenant shall have the right to terminate this Sublease, at any time within the initial Term or any applicable renewal Term, upon ninety (90) days advance written notice to Sublandlord if Subtenant's Customer either, (A) files for bankruptcy, (B) experiences a deterioration in its financial condition such that its Standard and Poor's credit rating is a B- or worse, or (C) terminates the Contract for any reason other than at the request of Subtenant or due to a default or other breach by Subtenant under the Contract.  Upon providing Sublandlord notice of Subtenant’s exercise of its termination right set forth herein, Subtenant also agrees to provide Sublandlord reasonably satisfactory evidence of the applicable event set forth in clauses (A) through (C) above.

(ii)   In addition to the above, if, due to an action or complaint brought or made by Prime Landlord or any other tenant(s) of the Building (provided such action or complaint is not brought about as a result of Subtenant’s request or failure to reasonably allow Prime Landlord or other tenant(s) of the Building access to and through common areas of the Building), Subtenant is unable to maintain in a reasonably secure manner the fenced portion of the common areas on the north side of the Building where the Guard Shack will be located or the fenced portion of the common areas on the south side of the Building (and such condition continues for thirty (30) days after written notice to Sublandlord), and Subtenant is otherwise unable to find a reasonable substitute for its security needs or Subtenant is either unable to maintain its insurance on the Sublease Premises, the Parking Area and the Customer's products due to a lack of security or unable to insure the same at commercially reasonable insurance premiums due to a lack of security (each of the aforementioned being referred to as a “Section 1(c)(ii) Condition”), Subtenant shall have the right to terminate this Sublease upon one hundred thirty-five (135) days advance written notice to Sublandlord.  “Guard Shack” as used in this Sublease shall mean that certain guard shack to be constructed near the northwest corner of the Building as a part of the Subtenant Improvements.  For purposes of clarity, the interpretation of “reasonably secure manner” as used in this Section 1(c)(ii) shall include, without limitation, the gates to the fences existing as of the Commencement Date being closed, but not locked, with guards present on or about the Sublease Premises or the Parking Area.

(iii)   Subtenant’s termination of this Sublease pursuant to Section 1(c)(ii) above shall be Subtenant’s sole and exclusive remedy in the event of a Section 1(c)(ii) Condition, and Subtenant waives and releases Sublandlord from and against any and all causes of action, suits, liabilities, claims, demands, losses, judgments, costs and expenses, including, without limitation, reasonable attorneys’ fees, which arise from or in connection with, or are in any manner related to a Section 1(c)(ii) Condition.  Subtenant agrees that it shall not institute any cause of action, suit or claim at law or in equity against Sublandlord for any of the items released and waived in the preceding sentence.

SECTION 2.

RENT

(a)   Base Rent.  Commencing on the date that is fifteen (15) days after the Commencement Date (as determined by Sublandlord in the Sublandlord Commencement Date Notice, the “Rent Commencement Date”), Subtenant shall pay to Sublandlord, without notice or demand, and without set-off, deduction, abatement or offset (except as otherwise expressly provided in this Sublease), base rent (“Base Rent”) as follows:

Sublease Year	Rate Per Square Foot of Sublease Premises	Monthly Installments
1	$3.80	$115,266.67
2	$3.85	$116,783.34
3*	$3.90	$118,300.00
4*	$3.90	$118,300.00
5*	$3.90	$118,300.00
6*	$3.90	$118,300.00
* if applicable

The first Monthly Installment payment of Base Rent (or prorated portion thereof) shall be due on the Rent Commencement Date, and all subsequent payments of Base Rent shall be due and payable on the first day of each month.  Base Rent shall be prorated for any partial month based upon the actual number of days in such month.  The term “Sublease Year,” as used above, shall mean each and every consecutive twelve (12) month period during the Term of this Sublease, with the first such twelve (12) month period commencing on the Commencement Date.  Subtenant represents that it intends to, and covenants and agrees to establish within thirty (30) days of the Rent Commencement Date the automated electronic payment of Base Rent to Sublandlord such that the payments will be received by Sublandlord on the first day of each month thereafter.

(b)   Late Charge. If Subtenant fails to pay in full when due any installment of Base Rent, or any other amount owed and such failure continues for five (5) business days after notice thereof, then, in addition to the amount due, Subtenant shall pay to Sublandlord a late charge of five percent (5%) of the sum due; provided, however, Subtenant shall only be entitled to two (2) notices of late payment within any twelve (12) month period, and any sum due to Sublandlord that is not paid when due after such second notice within a twelve (12) month period shall be subject to such five percent (5%) late charge without any notice or demand by Sublandlord.  If Subtenant shall fail to pay any installment of Base Rent within five (5) days after Sublandlord’s written notice that the same is overdue, Subtenant will also pay to Sublandlord, in addition to such installment of Base Rent, interest on the overdue amount at a per annum rate equal to the Prime Lending Rate plus three (3%) percent. Such interest and late charge shall be due on demand. Such interest and late charge are intended to reasonably compensate Sublandlord for additional expenses by reason of Subtenant’s default and are not intended to be a penalty. Payment of such late charge and interest shall not be deemed a cure of the applicable default. “Prime Lending Rate” shall mean the “Prime Rate” reported by The Wall Street Journal (Eastern Edition) from time to time; provided, however, that if at any time more than one Prime Rate is reported by The Wall Street Journal, the Prime Lending Rate shall mean the rate which Citigroup (or its successor) announces from time to time as its prime lending rate, in effect from time to time. The Prime Lending Rate shall change as of the date of each change in the Prime Rate. If The Wall Street Journal no longer publishes a “Prime Rate”, the Prime Lending Rate shall mean the rate which Citigroup (or its successor) announces from time to time as its prime lending rate, in effect from time to time.

(c)   Payment. Base Rent and all other sums payable by Subtenant under this Sublease (sometimes herein referred to, collectively, as “Rent“), shall be paid to Sublandlord in lawful money of the United States of America (i) by federal wire transfer or other electronic fund transfer in accordance with Sublandlord’s wiring instructions to be furnished to Subtenant or (ii) with Sublandlord’s prior consent, by good check, subject to collection, to the following address:

Accuride Corporation 7140 Office Circle P.O. Box 15600 Evansville, IN 47716 Attention: Treasurer

or to such other party or address as Sublandlord may designate by notice to Subtenant. Sublandlord’s acceptance of late Rent payments shall not excuse such delay nor any future delays in payment nor constitute a waiver of rights absent an express agreement.Any payments to be made by Subtenant pursuant to this Sublease shall be made notwithstanding the fact that the statement to be provided by Sublandlord is furnished to Subtenant after the expiration of the Term of this Sublease and notwithstanding the fact that by its terms this Sublease shall have expired or have been cancelled or terminated so long as the amount due was on account of periods prior to such expiration or termination.

(d)   Tax on Subtenant’s Personal Property. Subtenant shall pay directly to the taxing authority all tax due on Subtenant’s equipment or personal property, if such tax is billed separately by the taxing authority, or shall, on demand, reimburse Sublandlord or Prime Landlord (as applicable) for such tax, if any such party is billed for such tax.

(e)   Survival. Except as otherwise expressly set forth in this Section, the provisions of this Section shall survive the expiration or any earlier cancellation or termination of this Sublease.

SECTION 3.

ACCESS, SERVICES, MAINTENANCE, REPAIRS

(a)   Interruptions. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord and its agents, contractors and employees, Sublandlord shall not be liable for any damage or loss by reason of (i) any installation, use or interruption of use of any equipment in connection with the furnishing or supplying of any services or (ii) any failure or delay in furnishing any services when such failure or delay is caused by accident or breakdown or by the making of repairs or improvements required by governmental restrictions or by voluntary compliance with governmental guidelines. Except to the extent caused by the gross negligence or willful misconduct of Sublandlord and its agents, contractors and employees, neither Sublandlord, nor its agents, contractors or employees shall be liable to Subtenant for any damage, injury, loss or claim (including claims for the interruption of or loss to Subtenant’s business) based on or arising out of the repair to any portion of the Sublease Premises or Parking Area; interruption in the use of the Sublease Premises or the Parking Area or any equipment therein; any accident or damage resulting from any use or operation (whether by Sublandlord, Subtenant or any other person or entity) of elevators or heating, cooling, electrical, sewage or plumbing equipment or apparatus; termination of the Term by reason of damage to or condemnation of the Sublease Premises or Parking Area; fire, robbery, theft, vandalism, or any other casualty; actions of any other tenant of the development of which the Sublease Premises or Parking Area is a part or of any other person or entity; failure or inability to furnish any service or utility; and leakage in any part of the Sublease Premises from water, rain, ice or snow that may leak into, or flow from, any part of the Sublease Premises, or from drains, pipes or plumbing fixtures in the Sublease Premises; or any other cause beyond the reasonable control of Sublandlord. Notwithstanding the foregoing, under no circumstances shall Sublandlord be liable to Subtenant for consequential damages arising under or in connection with this Sublease or Subtenant’s use of the Sublease Premises or the Parking Area. Any property placed by Subtenant or its employees, agents, contractors, guests or invitees in or about the Sublease Premises or the Parking Area shall be at the sole risk of Subtenant, and Sublandlord shall not in any manner be responsible therefor.

(b)   Prime Landlord Actions. Subtenant acknowledges and agrees that Sublandlord shall not be responsible for a breach of any of the representations and warranties of the Prime Landlord under the Prime Lease, nor shall Sublandlord be responsible or liable in any manner for performing maintenance, making any repairs or replacements, or otherwise complying with any of Prime Landlord’s obligations or providing any of the services and/or utilities required to be provided by Prime Landlord under the Prime Lease, but Subtenant shall be entitled to abate or offset rent hereunder to recover any actual damages incurred by Subtenant as a result of any such breach by Prime Landlord, but only to the same extent (if any) such abatement or offset rights have been granted to Sublandlord in the Prime Lease.  Sublandlord covenants to cooperate with Subtenant in seeking to obtain the performance of Prime Landlord under the Prime Lease; all reasonable costs incurred in pursuing such rights against Prime Landlord shall be borne (x) solely by Subtenant in any circumstance where only Subtenant (and not Sublandlord) seeks such specific performance, and (y) jointly by Sublandlord and Subtenant (on a 50/50 basis) in all other instances.  In no event shall Subtenant have the right to take any action against Prime Landlord in its own name.

(c)   HVAC Maintenance and Repair.  Notwithstanding anything to the contrary contained in this Sublease or the Incorporated Provisions of the Prime Lease, Sublandlord shall, during the Term at its own cost and expense, maintain a regularly scheduled preventative maintenance contract with respect to the HVAC system servicing the Sublease Premises.  Subtenant shall be responsible, at its own cost and expenses, for any repairs to the HVAC system servicing the Sublease Premises that are not included under Sublandlord’s preventative maintenance contract.

SECTION 4.

SUBLEASE PREMISES AND PARKING AREA

(a)   Condition of Sublease Premises and Parking Area. Sublandlord represents and warrants that those portions of the Sublease Premises that Sublandlord is required to maintain and repair pursuant to the terms of the Prime Lease are in good working order and condition (reasonable wear and tear excepted) as of the Commencement Date (or earlier date of first exclusive occupancy by Subtenant with respect to the Interim Premises or any other portion of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a)), and, to Sublandlord’s knowledge and except as may be provided to Subtenant in writing as of the Effective Date, Prime Landlord is in compliance with its maintenance and repair obligations under the Prime Lease.  Except as set forth in the previous sentence, Subtenant acknowledges that it has inspected the Sublease Premises and Parking Area and agrees to accept possession thereof on the Commencement Date in its “As-Is” condition as of the Commencement Date (or earlier date of first exclusive occupancy by Subtenant with respect to the Interim Premises or any other portion of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a)), reasonable wear and tear and damage from casualty and condemnation excepted. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SUBLANDLORD EXPRESSLY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS, OR COVENANTS, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE SUBLEASE PREMISES AND PARKING AREA OR THEIR SUITABILITY FOR SUBTENANT’S USE. IN MAKING AND EXECUTING THIS SUBLEASE, SUBTENANT HAS NEITHER RELIED UPON NOR BEEN INDUCED BY ANY STATEMENT OR REPRESENTATION BY SUBLANDLORD, ANY BROKER OR AGENT, OR OTHERWISE, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SUBLANDLORD SHALL NOT BE OBLIGATED TO MAKE ARRANGE FOR, OR EFFECT ANY ALTERATIONS, REPAIRS OR IMPROVEMENTS TO THE SUBLEASE PREMISES OR THE PARKING AREA.

(b)   Alterations.

(i)   Other than the Subtenant Improvements, Subtenant shall make no alterations or improvements to the Sublease Premises, other than the Permitted Non-Structural Alterations (defined below), or the Parking Area without first receiving Sublandlord’s prior written consent in each instance, and same shall, in any event, be subject to Subtenant’s compliance with the applicable provisions of the Prime Lease. Sublandlord may, in its sole discretion, withhold its consent to, and Sublandlord shall not be in violation of this Section if Sublandlord withholds its consent to, any proposed alterations or improvements to the Sublease Premises or the Parking Area.  For purposes of this Sublease, the term "Permitted Non-Structural Alterations" shall mean interior alterations to the Sublease Premises of a non-structural, non-mechanical and cosmetic nature such as painting, wallpapering, hanging pictures and installing carpeting that (a) cost less than $25,000, (b) are not visible from the exterior of the Sublease Premises or Building, (c) will not affect the exterior, structure or foundation of the Sublease Premises or Building nor any mechanical or utility systems of the Building, (d) does not require work to be performed inside the walls or above the ceiling of the Sublease Premises, (e) are made in a good and workmanlike manner, in accordance with all applicable laws, and (f) are commenced only after thirty-five (35) days written notice to Sublandlord of Subtenant’s intent to perform such Permitted Non-Structural Alterations.

(ii)   Subtenant shall indemnify and hold Sublandlord harmless from any and all loss, cost, damage, liability or expense (including reasonable attorneys’ fees) arising out of any alterations or improvements by Subtenant and, without limiting the generality of the foregoing, Subtenant shall cause Prime Landlord and Sublandlord to be named as an additional insureds on all liability insurance maintained by Subtenant or its contractors with respect thereto.

(iii)   Without limiting the foregoing, Sublandlord shall cooperate at no cost to Sublandlord with Subtenant’s efforts to obtain Prime Landlord’s consent, approval or other action under the Prime Lease relative to any alterations or improvements made or proposed to be made by Subtenant (Subtenant Improvements excepted), but Sublandlord shall not be liable for any failure of the Prime Landlord to grant any such consent or approval or to take such other action.  If Prime Landlord consents or approves any alternations or improvements proposed to be made by Subtenant, Sublandlord's consent shall be deemed granted for purposes of Section 4(b)(i) regardless of whether or not Sublandlord gives its prior written consent, provided that Subtenant provides Sublandlord a copy of any consent request Subtenant may send to Prime Landlord along with Prime Landlord’s response thereto.

(c)   Surrender and Restoration: Holding Over.

(i)   Upon the expiration or earlier termination of the Term, Subtenant shall (u) quietly surrender the Sublease Premises and the Parking Area without notice, (v) deliver all keys to the Sublease Premises to Sublandlord, (w) return the Sublease Premises and the Parking Area to Sublandlord in substantially the same condition as existed as of the Commencement Date (or earlier date of first exclusive occupancy by Subtenant with respect to the Interim Premises or any other portion of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a)), reasonable wear and tear, casualty and condemnation, damaged caused by Prime Landlord or Sublandlord, and Prime Landlord’s repair and maintenance obligations (if any) excepted (x) at its sole expense, remove from the Sublease Premises and the Parking Area all such leasehold improvements or other alterations installed by Subtenant (Subtenant Improvements excepted) including any Permitted Non-Structural Alterations, whether or not Sublandlord and/or Prime Landlord consented or was entitled to consent thereto, (y) at its sole cost and expense remove from the Sublease Premises and the Parking Area all of Subtenant’s furniture, fixtures, signs and equipment and personal property, and (z) repair all damage caused by any such removal described in (x) and (y) above.  Under no circumstances under this Sublease or the Incorporated Provisions (defined below) of the Prime Lease shall Subtenant be required to remove the Subtenant Improvements.

(ii)   If Subtenant vacates the Sublease Premises and the Parking Area without complying with the requirements set forth in this Section, then Sublandlord (or Prime Landlord) may remove such items and make such repairs, and charge Subtenant for all reasonable repair and removal costs incurred, plus ten percent (10%) thereof for Sublandlord’s (or Prime Landlord’s, if applicable) administrative cost, all of which shall be due and payable to Sublandlord (or Prime Landlord, if applicable) within thirty (30) days of written demand. Should any of Subtenant’s leasehold improvements and other property remain on the Sublease Premises or the Parking Area after expiration or termination of the Term, such property shall be deemed abandoned and Sublandlord (or Prime Landlord) may dispose of it at Subtenant’s expense to the extent same was required to be removed by Subtenant hereunder and, in any event, without any liability whatsoever with respect thereto. Subtenant’s obligations described in this Section shall survive the expiration date or earlier termination of the Term.

(iii)   Subtenant acknowledges that it is extremely important for Subtenant to surrender possession of the Sublease Premises and the Parking Area when and as required by this Sublease, so that Sublandlord may comply with its obligations under the Prime Lease. If Subtenant fails to surrender the Sublease Premises or the Parking Area at the expiration or earlier termination of the Term, Base Rent shall remain the same for thirty (30) days following such expiration or earlier termination of the Term.  If Subtenant continues its failure to surrender the Sublease Premises or the Parking Area for any time period following the thirty (30) days after the expiration or earlier termination of the Term, then the amount of Base Rent due for any such period of occupancy by Subtenant shall be one hundred fifty percent (150%) of the amount of Base Rent as existed in the last month of the Term prior to the expiration or earlier termination of this Sublease. Sublandlord’s acceptance of such amount shall not prohibit or restrict Sublandlord’s or Prime Landlord’s other rights and remedies, including the right to evict Subtenant and to recover damages.

(d)   Regarding the Prime Lease. Sublandlord represents and warrants to Subtenant that a true and complete copy of the Prime Lease as of the Effective Date is attached hereto as Exhibit A along with a true and complete copy of that certain Subordination, Nondisturbance and Attornment Agreement dated January 5, 2009, between Bank of America, N.A., a national banking association, and Sublandlord, as consented and agreed to by Prime Landlord (the “SNDA”).  Sublandlord represents and warrants to Subtenant that, as of the Effective Date, (v) the Prime Lease is unmodified and is in full force and effect, (w) all Base Rent and Additional Rent billed to date and payable by Sublandlord, as tenant under the Prime Lease, has been paid, (x) to Sublandlord’s actual knowledge, neither Prime Landlord nor Sublandlord is in default under the Prime Lease, and (y) to Sublandlord’s actual knowledge, no act or omission of Sublandlord has occurred and no condition exists that, with the giving of notice or the passage of time, or both, would entitle the Prime Landlord to terminate the Prime Lease.  Subtenant acknowledges having reviewed the Prime Lease and the SNDA, and by its execution of this Sublease acknowledges receipt and approval of same.  Sublandlord covenants and agrees to indemnify and hold harmless Subtenant for any losses or damages (including reasonable attorney’s fees and expenses) Subtenant may incur as a result of Sublandlord’s breach of the foregoing representations and warranties in this Section 4(d). The provisions of this Section 4(d) shall survive the expiration or sooner termination of this Sublease.

SECTION 5.

USE; COMPLIANCE WITH LAWS AND RULES AND REGULATIONS

(a)   Use.  Subtenant may use the Sublease Premises for warehousing and distribution of general merchandise and other commodities and associated general office uses and for no other purpose and in no event for any use prohibited or restricted by the Prime Lease or by law. Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission prohibited by the Prime Lease. No waste shall be committed by Subtenant.  Within fifteen (15) days after the Commencement Date, Subtenant shall have placed all separately metered utilities servicing the Sublease Premises in Subtenant’s name.

(b)   Compliance with Laws, and Rules and Regulations.

(i)   To the extent of its obligations under the Prime Lease, Sublandlord shall deliver the Sublease Premises and the Parking Area to Subtenant on the Commencement Date (or earlier date of first exclusive occupancy by Subtenant with respect to the Interim Premises or any other portion of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a)) in compliance with all requirements of duly constituted public authorities, and with the terms of any federal, state or local statute, regulation, code or ordinance (collectively, “Applicable Laws”) in effect on the Commencement Date or earlier date of first exclusive occupancy by Subtenant and applicable to the Interim Premises and the Parking Area and to Sublandlord’s use and occupancy thereof, except to the extent of any violation caused by the act or omission of Subtenant or its agents, employees, contractors, licensees or invitees.  Sublandlord agrees to indemnify and hold Subtenant harmless for any and all penalties, fines, costs or damages, including without limitation, reasonable attorney’s fees and expenses, incurred by Subtenant to bring the Sublease Premises into compliance with Applicable Laws in the event of Sublandlord’s breach of the forgoing obligation, provided Subtenant provides Sublandlord written notice of any alleged non-compliance and a reasonable opportunity to cure the same.

(ii)   On and after the Commencement Date (or earlier date of first exclusive occupancy by Subtenant with respect to the Interim Premises or any other portion of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a)), Subtenant shall comply with all Applicable Laws applicable to Subtenant or Subtenant’s use of the Sublease Premises and the Parking Area, and Subtenant shall indemnify, defend and save Sublandlord harmless from any and all penalties, fines, costs or damages, including without limitation, reasonable attorney’s fees and expenses, resulting from its failure to do so; provided Sublandlord provides Subtenant written notice of any alleged non-compliance (but only to the extent Sublandlord receives such notice itself or otherwise is aware of the same) and a reasonable opportunity to cure the same (provided such opportunity to cure does not exceed the time periods that Sublandlord would be afforded to cure pursuant to the Prime Lease).  Subtenant shall not carry on any unlawful business in or about the Sublease Premises, and shall not carry on any business which shall endanger the Sublease Premises or any portion thereof from fire or cause a forfeiture of any fire insurance that Prime Landlord or Sublandlord has or may have on the Building and/or Subtenant Improvements.  Subtenant shall also comply with all Prime Landlord’s rules and regulations that are from time to time in effect during the Term pursuant to the Prime Lease, after Subtenant is notified of the existence of such rules and regulations.

(c)   Environmental. Sublandlord represents and warrants to Subtenant that Sublandlord is in compliance as of the Effective Date (and continuing to and including the Commencement Date solely for those portions of the Sublease Premises that Sublandlord exclusively occupies until and including the Commencement Date) with Sublandlord’s obligations under Section 14 of the Prime Lease and agrees to indemnify and hold Subtenant harmless for any losses or damages (including reasonable attorney’s fees and expenses) Subtenant may incur as a result of Sublandlord’s breach of the foregoing representation and warranty.

SECTION 6.

INCORPORATION OF PRIME LEASE

(a)   Incorporation.

(i)   Subject to the provisions of subparagraphs (ii) and (iii) below, all of the covenants, agreements, terms, provisions and conditions of the Prime Lease (including without limitation all addenda, exhibits and schedules thereto) are incorporated herein as if set forth at length herein (the “Incorporated Provisions”), except those which by their nature or purport are inapplicable or inappropriate to the subleasing of the Sublease Premises and the Parking Area pursuant to this Sublease or are inconsistent with or modified or supplemented by any of terms, covenants or conditions of this Sublease.

(ii)   Notwithstanding the generality of the preceding clause (i), it is agreed as follows: for the purposes of the incorporation of the Incorporated Provisions of the Prime Lease herein, the term “Lessee” in the Prime Lease shall mean and refer to the Subtenant hereunder, the term “Lessor” in the Prime Lease shall mean and refer to the Sublandlord hereunder (except with respect to any obligation on the part of “Lessor” as used in the Incorporated Provisions of Prime Lease to (x) provide utilities or services of any kind whatsoever to the Sublease Premises or the Parking Area, (y) maintain, operate, repair and replace the Building and the Parking Area, the structural or non-structural elements of the Building, the mechanical or others systems related to the Building, or the Common Areas (as defined in the Prime Lease), or (z) rebuild, replace or restore the Building, Leased Premises, Parking Area and/or Real Property in the event of a fire, casualty or condemnation, as to which, the term “Lessor” as used in the Prime Lease shall mean and refer to the Prime Landlord), the term “Leased Premises” in the Prime Lease shall mean and refer to the Sublease Premises hereunder, the term “Parking Area” as used in the Prime Lease shall mean and refer to the Parking Area hereunder, the term “Minimum Rent,” “Rent” or words of similar import in the Prime Lease shall mean and refer to the Rent hereunder, the term “Lease Commencement Date” as used in the Prime Lease shall mean and refer to the Commencement Date hereunder, the term “Term” as used in the Prime Lease shall mean and refer to the Term hereunder, the term “Lease” or words of similar import in the Prime Lease shall mean and refer to this Sublease, and the terms “alterations, additions or improvements” or words of similar import in the Prime Lease shall mean any alterations, installations, additions and improvements, made pursuant to and in compliance with this Sublease.  Notwithstanding anything herein to the contrary, the incorporation of the Incorporated Provisions of the Prime Lease herein shall not obligate Sublandlord or be construed as causing Sublandlord to assume or agree to perform any obligations assumed by the Prime Landlord or be responsible for any representations or warranties of Prime Landlord under the Prime Lease, except as otherwise expressly set forth herein.

(iii)   The following Articles, Sections, Exhibits and provisions of the Prime Lease shall not be part of the Incorporated Provisions or this Sublease and are not incorporated herein: Sections 2.1, 2.2, 2.3, 2.3.1, 2.3.2, 2.4, 2.5, 3, 4.1, 4.2, 4.3, 4.4, 4.5, the last six (6) sentences of Section 5.1, Sections 5.2, 7, 9, the first paragraph under Section 12, Sections 12.1, 12.2, 13 the last paragraph of Section 14, Sections 15, 16, 17.1, 17.2, 17.3, 17.7, 17.7.1, 17.7.2, 17.7.3, 19, 22.1, 22.2, 26, 28, 30, and 38, Exhibit C, Exhibit D, and Exhibit E.

(iv)   Subtenant agrees that, with respect to the Incorporated Provisions of the Prime Lease, any rights, powers or privileges of Sublandlord which are or by their nature would be exercisable with respect to Subtenant, the Parking Area, the Sublease Premises, the conduct or manner of conduct of Subtenant’s activities therein, work to be performed therein or any other matter or thing relating thereto may also be exercised directly by Prime Landlord with respect to Subtenant, the Parking Area and/or the Sublease Premises; provided, however, that in no instance shall Prime Landlord have the right to waive any default of Subtenant under this Sublease or to amend, modify, cancel, terminate or accept a surrender of this Sublease.

(v)   Except as otherwise specifically provided herein, all time limits provided in the Incorporated Provisions of the Prime Lease for the giving of notice, the making of demands, the performance of any act, condition or covenant, or the exercise of any right, remedy, or option, are amended for the purposes of this Sublease by lengthening or shortening the same in each instance by five (5) days, as appropriate, so that notices may be given, demands made, any act, condition or covenant performed, or any right, remedy or option hereunder exercised by Sublandlord or Subtenant, as the case may be, within the time limit relating thereto contained in the Prime Lease. By way of example, if the Prime Lease allows fifteen (15) days for the tenant thereunder to perform any act, or to undertake to perform such act, or to correct a failure relating to the Sublease Premises/Parking Area or this Sublease, then Subtenant shall nevertheless be allowed ten (10) days to perform such act, undertake and/or to correct such failure.

(b)   Subordination to Prime Lease.

(i)   Subtenant acknowledges and agrees that this Sublease and the estate hereby granted are subject and subordinate to the Prime Lease and all of the terms, covenants, provisions, conditions and agreements contained in the Prime Lease and to all leases, mortgages, encumbrances and other agreements and/or matter to which the Prime Lease is now or may hereafter become subject and subordinate.  Subtenant shall, however, execute any certificates or other agreements confirming such subordination which Sublandlord or Prime Landlord may reasonably request no later than ten (10) days after receipt of such request, provided that any such certificates or other agreements recognize this Sublease and Subtenant’s rights hereunder and that this Sublease and Subtenant’s rights hereunder shall not be terminated or disturbed absent the existence of an uncured Event of Default by Subtenant, except that, notwithstanding anything contained in this Sublease or in any certificate or recognition agreement, the Sublease shall terminate upon the termination of the Prime Lease.  Sublandlord agrees that it will not hereafter enter into any amendment or modification of (A) the Incorporated Provisions of the Prime Lease or (B) any other provision of the Prime Lease that will either increase the financial obligations of Subtenant hereunder or unreasonably adversely affect Subtenant’s rights, powers or privileges hereunder or unreasonably or adversely affect the priority of this Sublease.

(ii)   Subtenant covenants and agrees (w) to perform and to observe all of the terms, covenants, provisions, conditions and agreements of the Incorporated Provisions of the Prime Lease (including any and all rules and regulations enacted under and pursuant to the Prime Lease which shall be in effect from time to time after the Commencement Date of this Sublease or earlier date of first exclusive occupancy by Subtenant with respect to the Interim Premises or any other portion of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a) on Sublandlord’s part to be performed and observed to the extent the same are applicable to Subtenant or to the Sublease Premises and the Parking Area, but nothing herein shall require the payment by Subtenant of “Minimum Rent”, “Additional Rent”, or real property taxes payable by Sublandlord pursuant to the Prime Lease, unless otherwise expressly set forth in this Sublease to the contrary (x) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done which would or might cause the Prime Lease or the rights of Sublandlord as tenant thereunder to be cancelled, terminated or forfeited, (y) that Subtenant will not do or cause to be done or suffer or permit any act or thing to be done in violation or breach of this Sublease which would make Sublandlord liable for any increase of the Additional Rent payable by Sublandlord pursuant to the Prime Lease, unless Subtenant, on demand, reimburses Sublandlord for any such Additional Rent increases as provided in this Sublease, or for any damages, claims or penalties payable by Sublandlord under the Prime Lease; and (z) to indemnify and hold harmless Prime Landlord and Sublandlord of, from and against any and all liabilities, losses, damages, suits, penalties, claims and demands of every kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements and expenses of defense and of enforcing this indemnity) by reason of Subtenant’s failure to comply with the foregoing or arising from the use, occupancy or manner of and/or occupancy of the Sublease Premises or of any business conducted therein by Subtenant or its Customer, or from any work or thing whatsoever or any condition created by or any other act or omission of Subtenant, its assignees or sub-subtenants, or their respective employees, agents, servants, contracts, visitors or licensees, in or about the Sublease Premises, the Parking Area or any other part of the Building or the Real Property.  Sublandlord shall provide Subtenant written notice of any alleged non-compliance (but only to the extent Sublandlord receives such notice itself or otherwise is aware of the same) and a reasonable opportunity to cure the same (provided such opportunity to cure does not exceed the time periods that Sublandlord would be afforded to cure pursuant to the Prime Lease).

(iii)   In the event of any default on the part of Subtenant under any of the terms, covenants, conditions, provisions or agreements of this Sublease or the Incorporated Provisions of the Prime Lease, in either case, beyond any applicable notice and grace period as described in the Prime Lease, and as modified by this Sublease (each an “Event of Default”), Sublandlord shall have all rights and remedies at law or in equity against Subtenant including, but not limited to, such rights and remedies as are available to Sublandlord against Subtenant under the Incorporated Provisions of the Prime Lease.

(iv)   If the Prime Lease terminates as a result of an Event of Default by Subtenant under this Sublease, beyond any applicable notice and grace period (as described in the Prime Lease, and as modified by this Sublease) then Subtenant shall be liable to and indemnify Sublandlord from the damage suffered as a result of such termination.  If the Prime Lease gives Sublandlord any right to terminate the Prime Lease in the event of the partial or total damage, destruction, or condemnation of the Sublease Premises or the Prime Lease Premises, the exercise of such right by Sublandlord, and after notice to Subtenant, shall not constitute a default or breach hereunder, and Subtenant agrees that Sublandlord shall be free to exercise any such right(s) as may be available to Sublandlord without first obtaining any approval from, or consulting with, or liability to, Subtenant.

(v)   Sublandlord shall not be required to dispute any determinations or other assertions or claims of Prime Landlord regarding the obligations of Sublandlord under the Incorporated Provisions of the Prime Lease for which Subtenant is responsible under the terms of this Sublease. Notwithstanding the foregoing, Sublandlord, at Subtenant’s sole cost and expense, agrees upon written request from Subtenant to exercise commercially reasonable good faith efforts in attempting to cause Prime Landlord to perform its obligations under the Prime Lease for the benefit of Subtenant. Subtenant shall promptly reimburse Sublandlord for any and all costs which Sublandlord shall incur in expending such efforts on behalf of Subtenant, and Subtenant does hereby indemnify and agree to hold Sublandlord harmless from and against any and all claims, liabilities, damages, costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Sublandlord in expending such efforts. Nothing in this Section 6(b)(v) shall require Sublandlord to commence a lawsuit or arbitration proceeding against Prime Landlord.

(c)   Default by Prime Landlord. If Prime Landlord shall default under any of the provisions of the Prime Lease, such default shall not constitute a default by Sublandlord under this Sublease and Sublandlord shall not be obligated to cure Prime Landlord’s default. Except as otherwise provided in Section 6(b)(v) above, Sublandlord shall have no obligation to enforce any right or remedy under the Prime Lease for Subtenant’s benefit and Sublandlord shall have no liability to Subtenant for any default under the Prime Lease by Prime Landlord, even if such default causes an interruption of services or utilities serving the Sublease Premises or terminates the term of the Prime Lease before its scheduled expiration.

(d)   Reimbursement for Subtenant Cure.  In the event Prime Landlord delivers to Subtenant a notice of default or breach by Sublandlord under the Prime Lease, and Subtenant cures such default or breach of Sublandlord under the Prime Lease, Sublandlord agrees to promptly reimburse Subtenant for all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) that Subtenant actually incurs in curing such default or breach.  Upon delivery of any notice of a default or breach by Sublandlord under the Prime Lease that Prime Landlord delivers to Sublandlord and Subtenant pursuant to the attached Consent (defined below), Subtenant shall have the right, but not the obligation, to cure such default or breach within the same time period that is afforded to Sublandlord under the Prime Lease, if any, which right of Subtenant to cure includes, without limitation, Subtenant's right to pay Prime Landlord any unpaid and past due rents owed to Prime Landlord by Sublandlord under the Prime Lease that are necessary to cure such default or breach.  The amounts of any such unpaid and past due rent paid by Subtenant to Prime Landlord in curing a default or breach by Sublandlord under the Prime Lease may be offset against future Rent payable by Subtenant to Sublandlord under this Sublease, and Sublandlord releases Subtenant from all liability under this Sublease to Sublandlord for all payments made to Prime Landlord on behalf of Sublandlord in curing a default or breach by Sublandlord under the Prime Lease. Sublandlord shall promptly reimburse Subtenant for any rents paid to Prime Landlord by Subtenant pursuant to this Section 6(d) that exceed the Rent otherwise payable under this Sublease.  Notwithstanding the foregoing, Sublandlord shall have no liability or obligation to Subtenant for any default or breach under the Prime Lease that is caused by any act or omission of Subtenant or any failure of Subtenant to comply with the terms and conditions of this Sublease or the Incorporated Provisions of the Prime Lease.

(e)   Survival. The provisions of this Section shall survive the expiration or sooner termination of this Sublease.

SECTION 7.

ASSIGNMENT AND SUBLETTING

(a)   Subtenant shall not, directly or indirectly, (i) assign this Sublease, (ii) permit this Sublease to be assigned, directly or indirectly, or otherwise, (iii) further sublet all or any part of the Sublease Premises, or (iv) permit the Sublease Premises or any space therein to be occupied by any person(s), without first obtaining the prior written consent of Prime Landlord and Sublandlord, in each case, which consent may not be unreasonably withheld, conditioned, or delayed by Sublandlord, but may be withheld at the sole discretion of Prime Landlord. The consent by any such parties to any assignment or subletting shall not relieve Subtenant from obtaining the consent of Sublandlord and Prime Landlord to any other or further assignment or subletting.  In the event of any assignment or subletting with Prime Landlord’s and Sublandlord’s prior written consent, Subtenant shall continue to remain liable for all sums due hereunder and for the performance of all covenants and duties of Subtenant hereunder.  In addition, in order for Subtenant to request the Prime Landlord’s and Sublandlord’s approval to any assignment or subletting of the Sublease Premises, Subtenant must provide evidence to the reasonable satisfaction of Prime Landlord and Prime Landlord’s insurance carrier, that the business of such assignee or subtenant poses no greater fire or casualty risk, or potential for environmental contamination to the Sublease Premises than did the business of Subtenant. Any transfer of a majority or controlling interest in Subtenant (whether by equity transfer, merger, operation of law or otherwise) shall be considered an assignment for purposes of this Section 7.

(b)   No person or entity who sublets from Subtenant all or any portion of the Sublease Premises in accordance with this Section 7 shall have the right, voluntarily, by merger, or otherwise by operation of law, to further sublet the Sublease Premises, or to assign its interest in the sub-sublease without first obtaining the consent of Prime Landlord and Sublandlord.

(c)   If the Sublease Premises or any part thereof be further sublet or occupied by any person or persons other than Subtenant, whether or not in violation of the provisions of this Sublease, Sublandlord may, after default by Subtenant, collect rent from the sub-subtenant or occupant and apply the net amount collected to the curing of any default hereunder in any order or priority Sublandlord may elect, any expended balance to be applied by Sublandlord against any Base Rent or other obligations subsequently becoming due, but no such sub-subletting, occupancy or collection of rent shall be deemed a waiver of the covenants in Section 7, nor shall it be deemed acceptance of the sub-subtenant or occupant as a subtenant, or a release of Subtenant from the full performance by Subtenant of all of the terms, conditions and covenants of this Sublease.

(d)   Each and every assignee or transferee, whether an assignee or as successor in interest of Subtenant or an assignee or successor in interest of any assignee, shall immediately be and remain liable jointly and severally with Subtenant and with each other for the payment of the Base Rent payable under this Sublease and for the due performance of all covenants, agreements, terms and provisions of this Sublease on the part of Subtenant to be paid and performed to the full end of the Term of this Sublease.

SECTION 8.

INSURANCE

(a)   Supplementing the insurance requirements of the Prime Lease, with which (as incorporated herein and applicable to the Sublease Premises and the Parking Area) Subtenant covenants and agrees to comply (to the extent the same are incorporated herein), all liability insurance maintained by Subtenant shall name Sublandlord, Prime Landlord, any managing agent and any mortgagee of whose identity Subtenant has been informed, as additional insureds. All property insurance maintained by either Sublandlord or Subtenant with respect to the Building, any portion thereof or the contents therein shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss. Sublandlord and Subtenant shall each deliver to the other a certificate of insurance evidencing the insurance coverages required by each to be maintained hereunder on or before the Commencement Date or any earlier possession of the Sublease Premises or Parking Area or any part thereof by Subtenant and at least annually thereafter, no later than the expiration date on such certificate.

(b)   Notwithstanding anything in the Prime Lease or this Sublease to the contrary, Sublandlord shall maintain commercial property insurance for the full replacement cost of the Subtenant Improvements.

(c)   Sublandlord and Subtenant acknowledge that, pursuant to Section 9 of the Prime Lease, Prime Landlord is obligated to secure and maintain throughout the Term (i) fire, casualty and extended coverage insurance (also known as “All-Risk” property insurance), covering the Building in which the Sublease Premises are located, for the full insurable value thereof on a replacement cost basis, (ii) commercial general liability insurance applicable to the Building and common areas of the Building, (iii) worker’s compensation insurance, (iv) loss of rental insurance and any other insurance policies which are commercially reasonable and obtained by Prime Landlord, all with policy amounts consistent with the insurance policies carried by comparable landlords in comparable class buildings in the same geographic area as the Building.  Subtenant agrees and acknowledges that Sublandlord shall have no obligation whatsoever to maintain any of the insurance required to be maintained by Prime Landlord pursuant to the terms of the Prime Lease or otherwise.

(d)   Each of Prime Landlord, Sublandlord and Subtenant hereby waives any and every claim which arises or may arise in its favor and against any of Prime Landlord, Sublandlord and Subtenant during the Term for any and all loss or damage to any of its property located within or upon or constituting a part of the Sublease Premises, which loss or damage is or is to be covered, by the terms of this Sublease or the Prime Lease, by valid and collectible fire and extended coverage insurance policies maintained by either party hereto or Prime Landlord, and if and to the extent reimbursement is made, even if such loss or damage shall be brought about by default or negligence of Prime Landlord, Sublandlord or Subtenant or by their respective employees, agents, servants or any persons claiming under them.

SECTION 9.

DAMAGE AND DESTRUCTION/EMINENT DOMAIN

(a)   Damage and Destruction. If the Sublease Premises are damaged or destroyed, but the Prime Lease is not terminated, then this Sublease shall continue, and Subtenant’s right to an abatement of the Base Rent due under this Sublease and/or repairs to the Sublease Premises from Prime Landlord under the Prime Lease shall be dependent upon whether Sublandlord, with respect to the Sublease Premises, receives an abatement of Base Rent or such repairs under the Prime Lease; provided, however, Subtenant may cancel this Sublease by reason of a casualty only in those instances where Sublandlord is entitled to terminate the Prime Lease pursuant to Article 11 of the Prime Lease. In order to enable Sublandlord to make a more informed decision with respect to whether to cancel the Prime Lease in the circumstances described in the preceding sentence, Subtenant shall, by written notice to Sublandlord, make an irrevocable election to cancel or not cancel this Sublease no later than five (5) business days after the date Subtenant is first notified by Sublandlord of Sublandlord’s right to so terminate the Prime Lease.  If Subtenant fails to make such election, Subtenant shall be deemed to have elected not to cancel this Sublease. If Subtenant has elected not to cancel this Sublease, but either Sublandlord or Prime Landlord nevertheless elects to cancel the Prime Lease, then this Sublease shall terminate as otherwise provided herein. To the extent that Sublandlord receives such an abatement of Base Rent under the Prime Lease with respect to the Sublease Premises, such abatement of Base Rent shall be passed on to Subtenant (which shall in no event exceed the amount of Base Rent Subtenant shall have paid or as shall be payable under this Sublease for such period), after retention by Sublandlord of the actual out of pocket costs and expense, if any, in obtaining such abatement. All other Base Rent and other sums due under this Sublease shall continue to be due and payable as provided under this Sublease, unaffected by such damage or destruction or reduction in Base Rent.  Prime Landlord or Sublandlord may exercise any and all rights described in the Prime Lease to terminate the Prime Lease in the event of damage or destruction, without regard to the effect of such termination on this Sublease. If Prime Landlord is required, or elects, to rebuild or restore improvements, alterations, additions and the like under the Prime Lease, then Prime Landlord and its respective employees, agents and contractors may have access to the Sublease Premises and may store materials in or about the Sublease Premises as reasonably necessary for Prime Landlord to complete such rebuilding or repair, without the same constituting a constructive eviction or giving Subtenant any right to terminate this Sublease or offset or abate rent, except to the limited extent Base Rent may be reduced under the conditions expressly set forth above. Subtenant hereby waives all claims for damages for injury, inconvenience, or interference with quiet enjoyment or Subtenant’s business, or any other loss occasioned by Prime Landlord’s work or entry under any provision of this Sublease.  If the Sublease is not otherwise terminated by either Sublandlord or Subtenant as provided in this Section 9, Sublandlord agrees to provide Subtenant all insurance proceeds actually received with respect to the Subtenant Improvements (along with Sublandlord’s deductible applicable thereto) so as to allow Subtenant to repair and/or rebuild such Subtenant Improvements as the same existed immediately prior to such casualty event.

(b)   Eminent Domain. If all or any part of the Sublease Premises or the Parking Area are taken through the exercise of, or under threat of, power of eminent domain, this Sublease shall terminate as to the part so taken immediately prior to the termination of the Prime Lease with respect to the same part so taken. Sublandlord may exercise any and all rights to terminate the Prime Lease in the event of such taking, without regard to the effect of such termination on this Sublease; provided, however, that Subtenant may cancel this Sublease by reason of a taking only in those instances where Sublandlord also has the option, but elects not, to cancel the Prime Lease. In order to enable Sublandlord to make a more informed decision with respect to whether to cancel the Prime Lease in the circumstances described in the preceding sentence, Subtenant shall, by written notice to Sublandlord, make an irrevocable election to cancel or not cancel this Sublease no later than five (5) business days after the first date Subtenant is first notified by Sublandlord of Sublandlord’s right to terminate the Prime Lease. If Subtenant fails to make such election, Subtenant shall be deemed to have elected not to cancel this Sublease. If Subtenant has elected not to cancel this Sublease, but either Sublandlord or Prime Landlord nevertheless elect to cancel the Prime Lease, then this Sublease shall terminate as otherwise provided herein. Except as provided below, Subtenant waives all claims to and assigns to Sublandlord all awards, compensation, damages, income, rent and interest that would otherwise be payable to Subtenant in connection with all such takings. Further, Subtenant waives all claims against Sublandlord, Prime Landlord or the entity exercising the power of eminent domain for the value of the leasehold estate created by this Sublease or any unexpired portion of the Term. Subtenant may claim against the entity exercising the power of eminent domain only for the value, if any, of improvements installed by Subtenant in the Sublease Premises and Subtenant’s personal property (and not any of Sublandlord’s property), if such improvements and personal property are so taken, and for any moving expenses incurred by Subtenant, but only if such award is compensable separate and apart from and does not diminish any other award to Sublandlord or Prime Landlord.

(c)   Notwithstanding anything in this Section 9 to the contrary, if the Sublease Premises are damaged or destroyed, Subtenant shall have the right and option to terminate this Sublease in the event that (i) Prime Landlord elects not to rebuild the damage to the Sublease Premises, (ii) such destruction results in the Sublease Premises being untenantable in whole or in substantial part for the conduct of Sublessee's business for a period of ninety (90) days from the date of casualty or longer, (iii) the destruction occurs within the last six (6) months before the end of the Term, or (iv) due to the loss or reduction in use of the Sublease Premises, Subtenant is required to enter into another lease in order to comply with its Customer's Contract for services provided in the Sublease Premises.  Upon such termination, all Rent paid in advance shall be equitably adjusted as of the date of termination and the unearned portion thereof promptly returned to Subtenant.

SECTION 10.

NOTICES

(a)   Method and Form of Notices. Notices, demands and other communications between the parties shall be in writing and shall be given or made by personal delivery, or by commercial overnight delivery service, pre-paid, addressed as follows:

If to Subtenant:

Menlo Logistics, Inc.
560 Mission Street, Suite 2950
San Francisco, CA 94105
Attention: General Counsel

If to Sublandlord:
Accuride Corporation
7140 Office Circle
P.O. Box 15600
Evansville, IN 47716
Attention: General Counsel

Such notices shall be deemed effective as follows: on the date of addressee’s receipt or refusal, as the case may be, if given by personal delivery; or on the date of delivery or refusal of delivery as evidenced on the receipt, if given by a nationally recognized delivery service that tracks delivery (e.g. Federal Express). Either party may change its notice address by giving notice of such change to the other party as stated in this Section. Subtenant agrees that as and when it shall receive any notice or other communication from Prime Landlord or any governmental entity regarding or in any way affecting Sublandlord or the Sublease Premises, Subtenant shall promptly forward a copy of such notice or other communication to Sublandlord in the manner prescribed herein. Sublandlord and Subtenant each agree to deliver to Prime Landlord concurrently with delivery to the other party to this Sublease a copy of any notice of a default under this Sublease in the manner prescribed herein, at the address set forth below:

I-65 Corridor 1, LLC
c/o Verus Partners, LLC
100 S. Wacker Drive, Suite 850
Chicago, IL 60606

SECTION 11.

MISCELLANEOUS

(a)   Brokers. Subtenant and Sublandlord each represent and warrant to the other that it has not employed or dealt with any broker concerning this transaction with respect to the Sublease Premises and/or this Sublease other than Transportation Property Company Inc. and Jake Sturman of Jones Lang LaSalle Americas, Inc., both representing Subtenant (collectively, “Subtenant’s Broker”), and Mohr Partners, Inc. and C.B. Richard Ellis, both representing Sublandlord (collectively, “Sublandlord’s Broker”). Sublandlord shall pay Subtenant’s Broker a commission with respect to this Sublease in the amount of six percent (6%) of the total Base Rent payable by Subtenant for the initial Term hereof.  In the event Subtenant exercises any option to renew the Term hereof, Sublandlord shall pay Subtenant’s Broker a commission in the amount of four percent (4%) of the total Base Rent payable by Subtenant for each such renewal Term so exercised by Subtenant.  Sublandlord shall pay Sublandlord’s Broker a commission pursuant to a separate agreement.  Each party hereby agrees to indemnify the other with respect to any costs or expenses incurred by the indemnified party by reason of a breach of the foregoing representation by the indemnifying party. This paragraph shall survive any expiration or earlier termination of this Sublease.

(b)   Further Assurances and Survival. The parties agree to execute and deliver, from time to time, as circumstances may require, any other instruments reasonably necessary to effect the provisions of this Sublease. All of Subtenant’s obligations that accrue after the Commencement Date (or earlier date of first exclusive occupancy by Subtenant with respect to the Interim Premises or any other portion of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a)) shall survive the expiration or earlier termination of this Sublease.

(c)   Entire Sublease; Amendments. This Sublease and the Incorporated Provisions of the Prime Lease contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements. This Sublease cannot be changed in any manner except by a written agreement signed by the parties hereto.

(d)   Severability; Governing Law. If any provision of this Sublease shall be determined to be invalid or unenforceable, the remainder of this Sublease and the application of all such provisions shall be valid and enforceable as permitted by law. This Sublease shall be governed in all respects by the laws of the State of Indiana.

(e)   Execution by Counterparts; Format. This Sublease may be executed in counterparts which shall be construed together as one instrument. Each exhibit attached hereto is made a part of this Sublease. Headings are for convenience only and shall not affect the interpretation of this Sublease. All references to “dollars” or “$“ shall mean the currency of the United States.

(f)   Successors and Assigns. This Sublease shall apply and inure to and bind Sublandlord and Subtenant and their respective heirs, successors, and assigns, however the agreements and obligations of Sublandlord stated in this Sublease shall be binding upon Sublandlord and its successors and assigns only during its and their respective ownership of Sublandlord’s interest hereunder. Subtenant shall attorn to each of Sublandlord’s successors and assigns.

(g)   Consent of Prime Landlord.

(i)   This Sublease is subject to the consent of both Prime Landlord and Bank of America, N.A. (the “Mortgagee”) to this Sublease in accordance with or as required by the terms of the Prime Lease and the existing mortgage upon the Real Property and/or Building and any subordination, non-disturbance and attornment agreement executed in connection therewith, including, without limitation, the SNDA (collectively, the “Mortgage”), and shall have no effect until both Prime Landlord and Mortgagee, if required, shall have given their written consent to this Sublease in a form reasonably satisfactory to Sublandlord and Subtenant (the “Consent”). In connection therewith, Subtenant shall furnish all information pertaining to the Subtenant requested by Prime Landlord or Mortgagee and reasonably cooperate with Sublandlord in its efforts to obtain the Consent from Prime Landlord and Mortgagee, to the extent such information has not already been provided to Sublandlord.  Sublandlord shall have no obligation to pay any fee or charge of any nature whatsoever not specifically required to be paid under the Prime Lease in connection with or as a condition to obtaining such Consent and shall suffer and incur no liability to Subtenant for its failure to obtain such Consent. Notwithstanding anything in this Section 11(g) to the contrary, if the Consent of Prime Landlord and Mortgagee, if applicable and required, is not fully executed and received by all parties within ten (10) days after the Effective Date of this Sublease, Sublandlord and Subtenant shall, until such time as the Consent hereto is received, have the right to terminate this Sublease upon notice to the other, in which event any amounts paid by Subtenant to Sublandlord hereunder shall be returned to Subtenant and neither party hereto shall thereafter have any further obligations to the other in respect of this Sublease, except for any obligations which expressly or by their nature survive such termination.

(ii)   Subtenant agrees that in all instances in which the consent or approval of Sublandlord is required pursuant to the terms hereof and (x) the consent or approval of Prime Landlord is required under the Prime Lease for the same act or thing, or (y) the consent or approval of Mortgagee is required under the Mortgage for the same act or thing, Subtenant must obtain Sublandlord’s prior written consent notwithstanding the obtaining of Prime Landlord’s  and/or Mortgagee’s consent, and Sublandlord (in addition to any other conditions Sublandlord may be allowed to impose) may condition its approval on the granting by Prime Landlord and/or Mortgagee of its consent or approval to such act or thing. Except to the extent otherwise expressly set forth herein to the contrary, Subtenant agrees that Sublandlord shall not have any duty or responsibility with respect to obtaining the consent or approval of Prime Landlord and/or Mortgagee when the same is required under the terms of the Prime Lease or the Mortgage, other than the transmission by Sublandlord to Prime Landlord and/or Mortgagee of Subtenant’s request for such consent or approval.

(h)   Authority. The parties affirm and covenant that each has the authority to enter into this Sublease, to abide by the terms hereof, and that the signatories hereto are authorized representatives of their respective entities to execute and bind such entity to this Sublease.

(i)   Estoppel Certificates. Subtenant shall execute and deliver to Sublandlord, within ten (10) business days after request, a certificate certifying to Sublandlord, Mortgagee, Prime Landlord and such other parties as Sublandlord shall designate all matters reasonably requested by Sublandlord.

(j)   Other Provisions. Time is of the essence with respect to each party’s obligations under this Sublease. Subtenant shall not record this Sublease or any memorandum or other notice thereof without Sublandlord’s prior written consent, which may be withheld in Sublandlord’s reasonable discretion. Breach of this covenant shall constitute an Event of Default entitling Sublandlord to all of its remedies under this Sublease.  By reason of this Sublease, Sublandlord and Subtenant have no relationship other than sublandlord and subtenant, respectively, and specifically, but without limiting the foregoing, are not partners in any venture.

(k)   Waiver of Damages. Subtenant hereby waives any claim for monetary damages against Sublandlord which Subtenant may have based upon any assertion that Sublandlord has unreasonably withheld or unreasonably delayed any consent or approval requested by Subtenant, and Subtenant agrees that its sole and exclusive remedy shall be an action or proceeding to enforce any related provision or for specific performance, injunction or declaratory judgment

(l)   Rules of Construction. This Section sets forth certain rules of construction, which shall apply to this Sublease and all agreements and Exhibits supplemental to this Sublease, unless the context otherwise requires. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require. The term “person” includes natural persons as well as corporations, partnerships and other entities. The terms “include,” “such as” and the like shall be construed as if followed by the phrase “without being limited to.” The terms “herein,” “hereunder” and the like shall refer to this Sublease as a whole, not to any particular Section or other part, unless expressly so stated. The term “Subtenant” shall include any and all occupants of the Sublease Premises after the Commencement Date or any earlier possession allowed under this Sublease. The terms “consent,” “approval” and the like shall mean prior written consent and approval. References to days, months or years shall refer to calendar days (i.e. Sunday, Monday, etc.), calendar months (i.e. January, February, March, etc.), or calendar years (i.e. 2009, 2010) unless expressly so stated. The terms “business day,” “work day” and the like shall mean any day other than Saturday, Sunday or a day observed under the Prime Lease as a holiday. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Prime Lease. In the event of any conflict between the terms and conditions of this Sublease and the terms and conditions of the Incorporated Provisions of the Prime Lease, the terms and conditions which are more restrictive of Subtenant’s rights shall control and prevail.

(m)   Quiet Enjoyment. Provided there is no uncured Event of Default or other default by Subtenant beyond any applicable notice and grace period, Subtenant may peaceably and quietly enjoy the Sublease Premises (subject, however, to the terms and conditions of this Sublease) free of interference by anyone claiming by, through or under Sublandlord.

(n)   Subtenant Improvements.

(i)   Sublandlord and Subtenant agree that Sublandlord shall enter into an agreement with GDI Construction Corp. (the “Contractor”), whereby Contractor shall construct certain improvements to the Sublease Premises (the “Subtenant Improvements”) pursuant to the provisions of this Section 11(n).

(ii)   The Subtenant Improvements shall be constructed by Contractor in accordance with certain space plans and specifications that have been previously provided to and approved by Prime Landlord, Sublandlord and Subtenant and are generally in accordance with the plans and scope of work attached hereto as Exhibit D (collectively, the “Plans”).  Contemporaneously with the execution of this Sublease, Sublandlord and Subtenant shall enter into a separate agreement (the “Construction Manager Agreement”) with Jones Lang LaSalle (the “Construction Manager”), for Construction Manager to serve as an on-site construction and project manager to oversee and coordinate completion of the Subtenant Improvements by Contractor.  Construction Manager, on behalf of Sublandlord and Subtenant, shall be responsible for the day-to-day oversight and management of the Subtenant Improvements by Contractor and shall take direction from Sublandlord and Subtenant as provided in the Construction Manager Agreement.

(iii)   Sublandlord shall be responsible for the costs and expenses of the Subtenant Improvements by Contractor and the Construction Manager’s fees and expenses up to a maximum amount of Four Hundred Fifty Thousand and 00/100 Dollars ($450,000.00) (the “Improvement Allowance”).  Sublandlord agrees to reasonably cooperate with Subtenant’s efforts to reduce the costs associated with the Subtenant Improvements that exceed the Improvement Allowance, if any.  However, Sublandlord shall have no liability for any costs or expenses of the Subtenant Improvements or Construction Manager’s fees and expenses that exceed the Improvement Allowance, and Subtenant agrees that it shall be solely responsible for all costs and expenses related to the Subtenant Improvements that exceed the Improvement Allowance.  To the full extent permitted by applicable law, Subtenant shall defend, indemnify and hold harmless Sublandlord and it agents and employees, from and against any and all claims, damages, losses, liabilities and expenses, including reasonable attorneys’ fees and expenses, arising out of, in connection with or resulting from any amounts claimed to be owed to Contractor or Construction Manager, or any of their subcontractors or suppliers of any tier, in connection with the Subtenant Improvements or any agreement entered into in connection therewith (A) that exceed the Improvement Allowance, or (B) for which Subtenant has refused to approve payment to Contractor or Construction Manager, including any and all liens that are filed or recorded in connection with either such amount, provided Sublandlord provides Subtenant written notice of any alleged claims, damages, losses, liabilities and expenses and a reasonable opportunity to satisfy or cure the same.

(iv)   Any approval by Sublandlord and/or Prime Landlord of, or consent by Sublandlord and/or Prime Landlord to, any plans, specifications, changes, or other items to be submitted to or reviewed by Sublandlord or Prime Landlord pursuant to this Sublease (or any other agreement relating to the Subtenant Improvements), including, without limitation, the Plans, shall not constitute the assumption by Sublandlord or Prime Landlord of any responsibility for the accuracy, sufficiency or feasibility of any plans, specifications, changes, or other such items and shall not imply any acknowledgment, representation or warranty by Sublandlord or Prime Landlord that the design or construction thereof is safe, feasible, structurally sound or will comply with any legal or governmental requirements, with Subtenant being responsible to pursue its remedies only against Contractor for all of the same.  Notwithstanding any disputes arising out of or related to the Plans or the Subtenant Improvements, Sublandlord shall not be responsible for any costs or expenses in excess of the Improvement Allowance.  In the event Sublandlord does not pay Contractor the amounts for which Sublandlord is liable under the Contract, Subtenant shall have the right to pay the Contractor such amounts pursuant to the Contract and offset such amounts so paid from payments of Base Rent hereunder (but in no event exceeding the amount of the Improvement Allowance).

(v)   If Subtenant desires any changes in the Subtenant Improvements and/or the Plans after the initial approval of the Plans, any such changes shall be subject to the approval of Sublandlord and Prime Landlord, which may be withheld in the sole discretion of either party.  Subtenant shall be required to sign such change orders as requested by Sublandlord, Prime Landlord or the Contractor prior to the commencement of the Subtenant Improvements incorporating the relevant change order, and may, upon request of Sublandlord and/or Prime Landlord, be required to deliver evidence of financing or financial capability of Subtenant sufficient to cover the excess cost, if any, resulting from such change order.  Notwithstanding Sublandlord’s approval of any such changes, Sublandlord shall not be responsible for any costs or expenses in excess of the Improvement Allowance.

(vi)   The Subtenant Improvements shall at all times remain the property of Sublandlord and shall not be subject to levy, sale or other encumbrance by Subtenant.

(vii)   Contractor and related subcontractors shall be allowed to enter upon the Sublease Premises as necessary to construct and complete the Subtenant Improvements, and such entry shall not constitute an actual or constructive eviction of Subtenant, in whole or in part, nor shall it entitle Subtenant to any abatement or diminution of rentals or relieve Subtenant from any obligation under this Sublease.  Subtenant and its agents, contractors, employees and invitees shall work in harmony and not interfere with Contractor and its agents, subcontractors and employees in completing the Subtenant Improvements.  Notwithstanding anything to the contrary contained herein or in the Plans, Contractor and Construction Manager (and any of their subcontractors or suppliers), in performance of or preparation for the Subtenant Improvements prior to the Commencement Date, shall only have access to those portions of the Sublease Premises or Parking Area that Subtenant occupies exclusively prior to the Commencement Date pursuant to Section 1(a).  The performance of or preparation for the Subtenant Improvements by Subtenant, Contractor and Construction Manager (and any of their subcontractors or suppliers) shall not interfere with Sublandlord’s operations or other activities in the Sublease Premises or Parking Area (as reasonably determined by Sublandlord).

(viii)   Subtenant agrees and acknowledges that Sublandlord shall have no responsibility or obligation with respect to the Subtenant Improvements other than payment of the Improvement Allowance and makes no representations or warranties with respect thereto.  Accordingly, Subtenant agrees to accept the Subtenant Improvements in their “As-Is” condition, and Sublandlord shall have no obligations whatsoever to repair or replace any defective item of the Subtenant Improvements occasioned by poor workmanship or materials. SUBLANDLORD EXPRESSLY DISCLAIMS ALL WARRANTIES, REPRESENTATIONS, OR COVENANTS, EXPRESS OR IMPLIED, REGARDING THE CONDITION OF THE SUBTENANT IMPROVEMENTS OR THEIR SUITABILITY FOR SUBTENANT’S USE, AND SUBTENANT HEREBY WAIVES ANY AND ALL CLAIMS IT MAY HAVE AGAINST SUBLANDLORD THAT MAY ARISE FROM OR IN CONNECTION WITH THE SUBTENANT IMPROVEMENTS, INCLUDING, WITHOUT LIMITATION, ANY DELAY IN COMPLETION THEREOF OR OTHER DEFECTS RELATED THERETO.  Subtenant agrees that any delay in completion of the Subtenant Improvements shall in no way impact the Commencement Date, Rent Commencement Date or otherwise reduce or diminish Subtenant’s obligations under this Sublease, including, without limitation, the payment of Base Rent hereunder, and Sublandlord shall have no liability for any claims, damages, losses, liabilities and/or expenses that Subtenant may incur as a result of any delay in completion of the Subtenant Improvements.  No delay in completion of the Subtenant Improvements shall give Subtenant the right to terminate this Sublease.

(ix)      Subtenant acknowledges and agrees that all aspects of the Subtenant Improvements, including but not limited to, the Plans, shall be subject to the review and approval of Prime Landlord and Sublandlord and otherwise in compliance with the terms and conditions of Sections 17.4, 17.5 and 17.6 of the Prime Lease.

(x)   By execution and delivery of the Consent to Sublease attached hereto as Exhibit C, and subject to the terms contained therein, Prime Landlord consents to this Sublease and to the Subtenant Improvements constructed in accordance with the Plans; provided, however, and notwithstanding anything to the contrary contained herein or in Section 17.4 of the Prime Lease, and unless otherwise agreed to in writing by Prime Landlord, Prime Landlord’s consent shall not be deemed to be a transfer to or acceptance of the Subtenant Improvements as the property of Prime Landlord upon the termination of the Prime Lease, and Sublandlord, at its sole cost and expense, shall remove the Subtenant Improvements and repair and restore the Sublease Premises to the condition existing prior to the installation or construction thereof, prior to the expiration or earlier termination, whichever occurs first, of this Sublease or the Prime Lease.  The obligations of Sublandlord hereunder shall survive the expiration or earlier termination of this Sublease and the Prime Lease.

(o)   Prevailing Party Legal Fees.  If Subtenant or Sublandlord shall bring any action for any relief against the other, declaratory or otherwise, including without limitation bankruptcy and appellate actions, arising out of or under this Sublease, including any suit by Sublandlord for the recovery of rent or possession of the Sublease Premises, the losing party shall reimburse the successful party for all reasonable attorneys’ fees and disbursements incurred by the successful party in such suit

(p)   Mutual Waiver.  Notwithstanding anything to the contrary in this Sublease, Sublandlord and Subtenant, as between themselves, hereby waive the right to seek or collect punitive or consequential damages.

(q)   Limitation on Liability.  Neither Subtenant’s or Sublandlord’s individual members, managers, partners, officers or employees shall have any personal liability under this Sublease (including, without limitation, any dispute or action with respect to this Sublease).

(r)   Sharing of Guard Expenses.  On and after the first Subtenant Access Date and thereafter during any portion of the Term that Subtenant employs more the one (1) guard to simultaneously staff the Guard Shack or to secure or patrol the common areas of the Building to address either access concerns by other tenant(s) of the Building or Prime Landlord or security issues Subtenant may have, Sublandlord agrees to reimburse Subtenant monthly for the cost of a second guard up to an amount not to exceed $65,000.00 per year. Sublandlord understands Subtenant may employ and maintain a second guard to staff the Guard Shack or to secure or patrol the common areas of the Building on and after the first Subtenant Access Date.  Sublandlord shall reimburse Subtenant for the cost of a second guard within thirty (30) days after receipt of Subtenant's invoice and if not paid when due, Subtenant may deduct the invoiced amount from the next month's Base Rent payment.

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  IN WITNESS WHEREOF, this Sublease has been duly executed by the parties hereto as of the Effective Date first above written.

SUBLANDLORD:

ACCURIDE CORPORATION

By: /s/ Richard F. Dauch__________________________________________
Printed Name: Richard F. Dauch
Its: CEO

SUBTENANT:

MENLO LOGISTICS, INC.

By: /s/ Lonny E. Warner___________________________________________
Printed Name: Lonny E. Warner
Its: VP Operations

EXHIBIT A

Prime Lease

See Attached.

EXHIBIT B

Site Plan

See Attached.

EXHIBIT C

Consent to Sublease

I-65 CORRIDOR 1, LLC, an Indiana limited liability company (“Prime Landlord”), as landlord under that certain Agreement of Lease dated January 5, 2009 (the “Prime Lease”), between Prime Landlord and ACCURIDE CORPORATION, a Delaware corporation (“Sublandlord”), as tenant, for certain premises consisting of approximately 364,000 square feet of space in the warehouse/distribution building located at 5100 S. Indianapolis Road, Whitestown, Indiana and certain rights in and to the Parking Area (as defined in the Prime Lease), hereby CONSENTS to the above and foregoing Sublease dated August 7, 2013 (the “Sublease”) by and between Sublandlord and MENLO LOGISTICS, INC., a Delaware corporation (“Subtenant”) on the terms, covenants and provisions set forth in the Sublease, specifically including, but not limited to, the insurance provisions set forth in Section 8(c) of the Sublease and the waiver provisions with respect to Prime Landlord, Sublandlord and Subtenant set forth in Section 8(d) of the Sublease; provided, however, that such Sublease does not affect or release any obligation or liability of Sublandlord for the full and timely payment and performance of all of the terms, covenants and obligations of the Sublandlord under the Prime Lease and Sublandlord shall remain fully and primarily obligated to Prime Landlord therefor.  Concurrent with any notice of a default or breach under the Prime Lease that Prime Landlord delivers to Sublandlord, Prime Landlord agrees that it shall provide Subtenant a copy of such notice to the notice address for Subtenant set forth in this Sublease.  Subtenant shall have the right, but not the obligation, to cure such default or breach within the same time period that is afforded to Sublandlord under the Prime Lease, if any.  Any such cure by Subtenant shall be effective to cure such default or breach as if the same had been done by Sublandlord.  Notwithstanding anything to the contrary contained in the Sublease or any consent, subordination, non-disturbance and attornment agreement or other certificate or recognition agreement relating to the Sublease, the Sublease shall terminate upon the termination of the Prime Lease, and Prime Landlord’s right to terminate the Prime Lease under and in accordance with the terms of the Prime Lease shall not be affected by the Sublease or any consent, subordination, non-disturbance and attornment agreement or other certificate or recognition agreement relating to the Sublease.

This Consent to Sublease relates solely to the above and foregoing Sublease and shall not constitute a consent by Prime Landlord to any other or further subletting or assignment affecting the premises leased under the Prime Lease.

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Dated this ___ day of August, 2013.

LANDLORD:
I-65 Corridor 1, LLC, an Indiana limited liability company
By: VERUS/METLIFE MASTER COMPANY, LLC, a Delaware limited liability company, its sole member
By: VERUS ASSET COMPANY, LLC, a Delaware limited liability company, its managing member
By: _____________________________________________
Timothy J. McEnery, Authorized Representative

EXHIBIT D

Plans

See Attached.